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EXHIBIT 1A-12

LEGAL OPINION OF KENDALL ALMERICO

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ALMERICO LAW

KENDALL A. ALMERICO P.A.

ATTORNEY AT LAW

CROWDFUNDING LAW w JOBS ACT w REGULATION A w REGULATION CF w PRIVATE EQUITY w CORPORATE LAW

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December 11, 2024

Alan Beal

Chief Executive Officer

Armed Forces Brewing Company, Inc.

1001 Bolling Avenue #406

Norfolk, VA 23508

Re: Armed Forces Brewing Company, Inc.

Dear Mr. Beal:

In connection with the Regulation A offering of Class C Common Stock for Armed Forces Brewing Company, Inc. under Form 1A-POS, SEC File Number 024-12221, please accept this letter as my opinion under the laws of the state of Delaware as to the legality of the securities covered by the Offering Statement.

It is my opinion that under the laws of the state of Delaware, the Class C Common Stock offered will, when sold, be legally issued, fully paid and non-assessable.

Very truly yours,

/s/ Kendall A. Almerico

Kendall A. Almerico

Office: (202) 370-1333

E-mail: AlmericoLaw@gmail.com

www.Almerico.com

Member of the Florida Bar

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